        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2000
                                                      REGISTRATION NO. 333-76987
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               COMMERCE ONE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE                    1600 RIVIERA AVENUE              68-0322810
                            WALNUT CREEK, CALIFORNIA 94596   (I.R.S. EMPLOYER
(STATE OF INCORPORATION)                                    IDENTIFICATION NO.)

   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1997 INCENTIVE STOCK OPTION PLAN


                            (FULL TITLE OF THE PLAN)

                                ROBERT M. TARKOFF
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               COMMERCE ONE, INC.
                               1600 RIVIERA AVENUE
                         WALNUT CREEK, CALIFORNIA 94596
                                 (925) 941-6000
     (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)

                                    COPY TO:
                              DAVID J. SEGRE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                TITLE OF SECURITIES TO                        AMOUNT                  PROPOSED          PROPOSED         AMOUNT OF
                     BE REGISTERED                             TO BE                  MAXIMUM           MAXIMUM        REGISTRATION
                                                             REGISTERED            OFFERING PRICE       AGGREGATE           FEE
                                                                                      PER SHARE       OFFERING PRICE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value                          3,750,000 shares (1)       $161.78125 (2)   $606,679,687.50 (2)  $160,164.00
====================================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to 3,750,000 shares of Common Stock available for future grant under the 1997 Incentive Stock Option Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) to be the average of the high and low price reported on the Nasdaq Stock Market on February 4, 2000, which average was $161.78125 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

         This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant's 1997 Incentive Stock Option Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under the plan. The offer and sale of 11,303,754 shares of common stock (as adjusted for the 3-for-1 stock split in December, 1999) issuable under these plan was previously registered on a Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-76987).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Current Report on Form 8-K, filed with the Commission on February 2, 2000.

         2. The Registrant's Current Report on Form 8-K/A, filed with the Commission on January 25, 2000.

         3. The Registrant's Current Report on Form 8-K, filed with the Commission on January 20, 2000.

         4. The Registrant's Current Report on Form 8-K, filed with the Commission on November 24, 1999.

         5. The Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999.

         6. The Registrant's Prospectus, filed with the Commission on July 2, 1999, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         7. The Registrant's Quarterly Report on Form 10-Q, for the period ending June 30, 1999.

         8. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 1999.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the common stock in this offering will be passed upon for Commerce One by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 87,000 shares of Commerce One common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

ITEM 8.  EXHIBITS

Caption
Exhibit                                        Document
Number

4.1*     Specimen Common Stock Certificate

5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         ("WSGR"), as to legality of securities being registered

10.2*    Registrant's 1997 Incentive Stock Option Plan

23.1     Consent of Ernst & Young LLP, Independent Auditors

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3     Consent of WSGR (contained in Exhibit 5.1)

24.1     Power of Attorney (see page 4)

-----------------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 declared effective on July 1, 1999.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, state of California, on the 9th day of February, 2000.

                                         Commerce One, Inc.

                                         By:      /s/ Mark B. Hoffman
                                                  -------------------
                                                  Mark B. Hoffman
                                                  President, Chief Executive
                                                  Officer and Chairman of the
                                                  Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Robert M. Tarkoff and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                       TITLE                                          DATE
/s/ Mark B. Hoffman                      President, Chief Executive Officer and                    February 9, 2000
--------------------                        Chairman of the Board (Principal
Mark B. Hoffman                             Executive Officer)

Peter F. Pervere                         Vice President and Chief Financial                        February__, 2000
--------------------                        Officer(Principal Financial and Accounting
                                            Officer)

/s/ Robert M. Kimmet                     Director                                                  February__, 2000
-------------------
Robert M. Kimmet

/s/ John V. Balen                        Director                                                  February 9, 2000
-------------------
 John V. Balen

William B. Elmore                        Director                                                  February 9, 2000
--------------------

Kenneth C. Gardner                       Director                                                  February__, 2000
--------------------

Thomas Gonzales                          Director                                                  February__, 2000
---------------------

/s/ William J. Harding                   Director                                                  February 9, 2000
----------------------
William J. Harding

David H. J. Furniss                      Director                                                  February__, 2000
---------------------

Jay M. Tenenbaum                         Director                                                  February__, 2000
---------------------



/s/ Jeffrey T. Webber                      Director                                                  February 9, 2000
---------------------
Jeffrey T. Webber

/s/ Noriyoshi Osumi                        Director                                                  February 9, 2000
---------------------
Noriyoshi Osumi


                                INDEX TO EXHIBITS

Exhibit                                      Document
Number
4.1*     Specimen Common Stock Certificate
5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         ("WSGR"), as to legality of securities being registered
10.2*    Registrant's 1997 Incentive Stock Option Plan
23.1     Consent of Ernst & Young LLP, Independent Auditors
23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3     Consent of WSGR (contained in Exhibit 5.1)
24.1     Power of Attorney (see page 4)

-----------------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-76987), declared effective on July 1, 1999.